AMENDMENT NO. 1 TO ADMINISTRATIVE AND DISTRIBUTION SERVICES

AGREEMENT

Northern Lights Variable Trust (the “Trust”), John Hancock Life Insurance Company (U.S.A.) (“JHUSA”), and John Hancock Life Insurance Company of New York (“JHNY”) (JHUSA and JHNY referred to herein collectively as the “Company”) have previously entered into an Administrative and Distribution Services Agreement dated March 22, 2021 (the “Agreement”). The parties now desire to update the Agreement by this amendment effective as of October 28, 2024.

WHEREAS, the Trust desires to make available additional Fund(s) as investment vehicles for variable life insurance policies and/or variable annuity contracts funded by the Separate Accounts belonging to the Company; and

WHEREAS, the Funds subject to this Agreement have adopted distribution plans under a Rule 12b-1 Plan pursuant to which the Portfolios may compensate broker-dealers, banks and other financial institutions for providing personal services, account maintenance services and/or any distribution assistance (“12b-1 Services”); and

WHEREAS, if the Contracts purchase a class of shares of a Portfolio that have adopted a 12b-1 Plan, the Trust’s distributor will pay the Company for 12b-1 Services in accordance with Paragraph 2 of the Agreement;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, which consideration is full and complete, the parties hereby agree to supplement and amend the Agreement as follows:

1. Exhibit B is hereby deleted and replaced with the new Exhibit B included with this amendment.

2. All other terms and provisions of the Agreement shall remain in full force and effect.

NORTHERN LIGHTS VARIABLE TRUST

By:	/s/ Stephanie Shearer
Name:	Stephanie Shearer
Title: Secretary

JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.) and JOHN HANCOCK LIFE INSURANCE COMPANY OF NEW YORK

By:	/s/ Brooks Tingle
Name: Brooks Tingle
Title: President and CEO, John Hancock Insurance

Exhibit B

Fund	Fee
Designated Fund	Shareholder Services
TOPS® Conservative ETF Portfolio – Class 2	0.25%
TOPS® Balanced ETF Portfolio - Class 2	0.25%
TOPS® Moderate Growth ETF Portfolio – Class 2	0.25%
TOPS® Growth ETF Portfolio – Class 2	0.25%
TOPS® Aggressive Growth ETF Portfolio – Class 2	0.25%
Bain Capital Equity Opportunities Fund – Class 2 Shares	0.25%